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                                                                    EXHIBIT 5.01

                   [LETTERHEAD OF RAINEY, ROSS, RICE & BINNS]

                                 April 2, 2003

OGE Energy Corp.
321 N. Harvey
Oklahoma City, Oklahoma 73101

     RE: 7,000,000 Shares of Common Stock (par value $0.01 per share) and associated Rights to Purchase Series A Preferred Stock

Gentlemen:

     We have examined the Form S-3 Registration Statement, dated April __, 2003 (the "Registration Statement"), of OGE Energy Corp. (the "Company"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended (the "Act"), of 7,000,000 Shares of Common Stock (par value $0.01 per share) (the "Shares"), including the associated preferred stock purchase rights (the "Rights"). We have examined all records, instruments, and documents which we have deemed necessary for the purposes of this opinion, including the Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to the Securities to be filed by the Company pursuant to the Act.

     Based upon the foregoing and upon our general familiarity with the property and affairs of the Company, we are of the opinion that:

     1. The Company is a validly organized and legally existing corporation, in good standing under the laws of the State of Oklahoma and is authorized to conduct and operate its business as a public utility holding company in the State of Oklahoma.

     2. When, as and if the Registration Statement on Form S-3, to which this opinion is an exhibit, becomes effective pursuant to the provisions of the Securities Act of 1933, as amended and when, as and if the Shares have been registered and delivered, and the consideration for the Shares duly received by the Company, all in the manner contemplated by the said Registration Statement, the Shares will be legally issued, fully paid and nonassessable shares of stock of the Company.

     3. When issued in accordance with the terms of the Amended and Restated Rights Agreement dated as of October 10, 2000 between the Company and Chase Mellon Shareholder Services LLC, as Rights Agent, the Rights will be validly issued.

     4. The statements made in the above-mentioned Registration Statement and in the related Prospectus, purporting to be made or based upon our opinion correctly set forth our opinion upon said respective matters.

     We hereby consent to the use of our name in the Registration Statement, including the accompanying Prospectus, of OGE Energy Corp. to be filed with the Securities and Exchange Commission and to which this opinion is filed as an Exhibit and to the use of our opinion filed as Exhibit 5.01 to the Registration Statement.


                                                Respectfully,

                                                RAINEY, ROSS, RICE & BINNS

                                                By: /s/ HUGH D. RICE
                                                    ------------------------
                                                    Hugh D. Rice